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                                November 4, 1999

PEC Israel Economic Corporation
511 Fifth Avenue
New York , N.Y. 10017
U.S.A.

Gentlemen,

         Pursuant to rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees that PEC Israel Economic Corporation ("PEC") may file as necessary on behalf of the undersigned with the Securities and Exchange Commission a Schedule 13D or a Schedule 13G and any amendments thereto in respect of shares of PEC purchased, owned or sold from time to time by the undersigned.

         PEC is hereby authorized to file a copy of this letter as an exhibit to said Schedule 13Ds or Schedule 13Gs or any amendments thereto.

                                   Very truly yours,

                                   DISCOUNT INVESTMENT CORPORATION

                                   By: /s/ J. BOOCK    /s/ S. COHEN
                                       ----------------------------




Agreed:

PEC Israel Economic Corporation

By: /s/ JAMES I. EDELSON
    ---------------------------
    James I. Edelson
    Executive Vice President